UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2008
                     PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On December 9, 2008, the Board of Trustees of ProLogis adopted an Amendment to the ProLogis Amended and Restated Bylaws. The Amended and Restated Bylaws were revised to amend the advance notice provisions in Section 12 of Article I to require a shareholder that wishes to bring business before an annual meeting or nominate persons for election to the Board in an annual or special meeting to provide additional details about such shareholder and certain related parties, including any hedging or other interests, and information regarding any person controlling, controlled by or under common control with such shareholder. The Amendment to the Amended and Restated Bylaws is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	OTHER EVENTS.
     On December 10, 2008, ProLogis announced it had re-financed a total of ¥11.1 billion ($121 million) in two TMK secured financings on behalf of an affiliate of ProLogis Japan Properties Fund II, and also provided additional information as to how ProLogis plans to address its de-leveraging initiatives. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     On December 11, 2008, ProLogis announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of the $500 million principal amount of its 5.25% Notes due November 15, 2010 (the “Notes”). The consideration payable for the Notes is $700 per $1,000 principal amount of Notes, plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which is expected to be the first business day following the Expiration Time (as defined below). Additional terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated December 11, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal.
     The Tender Offer will expire at 11:59 p.m., New York City time, on Wednesday, December 17, 2008 unless extended or earlier terminated (the “Expiration Time”). Under certain circumstances, and as more fully described in the Offer to Purchase, ProLogis may terminate the Tender Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time. ProLogis expects to use available cash and borrowings under its $4.3 billion lines of credit to fund its purchase of Notes in the Tender Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.
     A copy of the press release announcing the Tender Offer is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit 3.1	Amendment to Amended and Restated Bylaws, dated December 9, 2008.

Exhibit 99.1	Press release dated December 10, 2008.

Exhibit 99.2	Press release dated December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: December 11, 2008	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amendment to Amended and Restated Bylaws, dated December 9, 2008

99.1	Press release dated December 10, 2008

99.2	Press release dated December 11, 2008